Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $1.00 per share, of TrustCo Bank Corp NY, a New York corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

HoldCo Opportunities Fund V, L.P.

By:	/s/ Michael Zaitzeff
Michael Zaitzeff, Authorized Signatory
Date:	07/28/2026

VM GP X LLC

By:	/s/ Michael Zaitzeff
Michael Zaitzeff, Authorized Signatory
Date:	07/28/2026

HoldCo Asset Management, LP

By:	/s/ Michael Zaitzeff
Michael Zaitzeff, Authorized Signatory
Date:	07/28/2026

VM GP II LLC

By:	/s/ Michael Zaitzeff
Michael Zaitzeff, Authorized Signatory
Date:	07/28/2026

Zaitzeff Michael

By:	/s/ Michael Zaitzeff
Michael Zaitzeff
Date:	07/28/2026

Vikaran Ghei

By:	/s/ Vikaran Ghei
Vikaran Ghei
Date:	07/28/2026